Exhibit 16.1

[Letter head of Goldstein Golub Kessler LLP]

May 11, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:	Avantair, Inc.

Commission File Number 000-51115

Ladies and Gentlemen:

We have read the statements made by Avantair, Inc. in Item 4.01 of the accompanying Form 8-K which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP